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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
  Hugoton Energy Corporation:

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Hugoton Energy Corporation for the registration of 2,142,800 shares of its common stock and to the incorporation by reference therein of our reports for Hugoton Energy Corporation dated February 7, 1997, included in Hugoton Energy Corporation's Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

Wichita, Kansas
April 10, 1997